UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  (Date of earliest event reported): February 7, 2012

Rock-Tenn Company
(Exact name of registrant as specified in charter)

Georgia	001-12613	62-0342590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Thrasher Street, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

(770) 448-2193
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a vote of Security Holders

(a)  Annual Meeting of Shareholders

The Company held its annual meeting of shareholders on January 27, 2012 at which we submitted the following matters to a vote of our shareholders:

(b) Election of Directors

Votes cast for or withheld regarding the four individuals listed below and nominated for election to serve on our board of directors for a term expiring in 2015 were as follows:

	For	Withheld	Broker Non- Vote
Timothy J. Bernlohr	57,400,496	555,602	4,831,595
James A. Rubright	56,253,090	1,703,008	4,831,595
Bettina M. Whyte	56,796,158	1,159,940	4,831,595
James E. Young	57,748,736	207,362	4,831,595

Votes cast for or withheld regarding the individual listed below and nominated for election to serve on our board of directors for a term expiring in 2013 were as follows:

	For	Withheld	Broker Non- Vote
Ralph F. Hake	57,820,917	135,181	4,831,595

Votes cast for or withheld regarding the individual listed below and nominated for election to serve on our board of directors for a term expiring in 2014 were as follows:

	For	Withheld	Broker Non- Vote
Terrell K. Crews	57,819,114	136,984	4,831,595

Additional directors, whose term of office as directors continued after the meeting, are as follows:

Term expiring in 2013	Term expiring in 2014
Robert B. Currey	J. Powell Brown
Lawrence L. Gellerstedt, III	Robert M. Chapman
John W. Spiegel	Russell M. Currey
G. Stephen Felker

(c) Other Matters

Votes cast for or against, as well as the number of abstentions and broker non-votes regarding each other matter voted upon at the meeting, were as follows:

	For	Against	Abstain	Broker Non- Vote
Adopt and approve an amendment and restatement of the Rock-Tenn Company 2004 Incentive Stock Plan to increase by 3,300,000 the number of shares of our Class A Common Stock available for equity awards under the plan, to increase the term of the plan for ten additional years and to provide that a change in control under the plan will not in the case of certain transactions be deemed to have occurred until the applicable transaction has been consummated rather than merely approved by the shareholders	54,050,448	3,884,791	20,859	4,831,595
Ratify the Appointment of Ernst & Young LLP to Serve as Independent Registered Public Accounting Firm	61,626,592	1,153,842	7,259	0
Advisory vote on executive compensation	55,907,465	1,938,601	110,032	4,831,595

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK-TENN COMPANY
(Registrant)

Date:	February 7, 2012	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice-President, General Counsel
And Secretary

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